UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 19, 2016

AUDIOEYE, INC.

DELAWARE	333-177463	20-2939845
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5210 E. Williams Circle, Suite 750

Tucson, Arizona 85711

(Address of principal executive offices)

(866) 331-5324

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 18, 2016 (the “Initial Closing Date”), AudioEye, Inc. (the “Company”) entered into a Common Stock and Warrant Purchase Agreement (the “Purchase Agreement”) with certain investors (the “Investors”) for the issuance and sale of up to 14,285,714 shares of common stock of the Company (the “Common Stock”) and warrants (the “Warrants”) to purchase up to an aggregate of 1,600,000 shares of Common Stock in one or more closings within 30 days of the Initial Closing Date (the “Transaction”).

The Warrants

The Warrants are exercisable at $0.25 per share and expire on the fifth anniversary of the date of issuance. The Warrants are subject to anti-dilution protection, subject to certain customary exceptions.

Registration Rights

Under the Purchase Agreement, the Company has agreed to use its reasonable best efforts to prepare and file with the SEC registration statement within 60 days of the Initial Closing Date, covering the resale by the Investors of any Common Stock previously issued to the Investors, and any Common Stock into which any convertible promissory notes previously issued to the Investors are convertible and any Common Stock for which the Warrants or any warrants previously issued to the Investors are exercisable.

Amendments to Existing Agreements

In connection with the Transaction, the Company also entered into amendments to certain agreements. On April 18, 2016, the Company entered into a First Amendment to Note and Warrant Purchase Agreement (the “Purchase Agreement Amendment”) and an Omnibus Amendment to Secured Promissory Notes (the “Note Amendment”), which collectively amend that certain Note and Warrant Purchase Agreement dated as of October 9, 2015 (the “Original Agreement”) and the convertible promissory notes previously issued thereunder to, among other things (i) remove the right of Anthion Partners II, LLC (together with its affiliates, “Anthion”) to designate a member of the Board of Directors of the Company; (ii) amend the convertible promissory notes issued thereunder to provide that if a change of control of the Company occurs prior to the maturity date or an equity financing (as defined therein), the convertible promissory note shall be repaid in an amount equal to the product of (a) 1.4 and (b) the outstanding principal amount and all accrued and unpaid interest thereunder; (iii) reduce the conversion threshold in the definition of “qualified financing” under the convertible promissory notes from $2,000,000 to $1,000,000; (iv) remove the security interest feature from the form of convertible promissory note that may be issued in the future under the Original Agreement, as amended, and (v) provide for optional conversion into warrants containing “blocker” provisions (“Special Warrants”) instead of shares upon an equity financing. The Company also made certain amendments to outstanding warrants to add similar “blocker” provisions.

The foregoing description of the Transaction and summary of the terms of the Purchase Agreement, Warrants, Purchase Agreement Amendment, Note Amendment and related transactions does not purport to be complete and are subject to, and qualified in their entirety by, reference to the complete text of the (i) Purchase Agreement filed as Exhibit 10.1 hereto; (ii) form of Warrant filed as Exhibit 4.1 hereto; (iii) Purchase Agreement Amendment filed as Exhibit 10.2 hereto; (iv) Note Amendment filed as Exhibit 4.2 hereto, and (v) the form of Special Warrant filed as Exhibit 4.3 hereto, each of which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

As described more fully in Item 1.01 above, the Company consummated the Transaction. In connection with the Transaction, the Company issued a Special Warrant to Anthion exercisable for 18,353,311 shares of Common Stock. The issuance of securities in the Transaction, including the Special Warrant, was exempt from registration pursuant to Section 4(a)(2) of, and Rule 506 under Regulation D promulgated under, the Securities Act of 1933, as amended.

Item 8.01 Other Events

On April 19, 2016, the Company issued a press release with respect to the Transaction.

Item 9.01	Exhibits

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Warrant

4.2	Omnibus Amendment to Secured Convertible Promissory Notes, dated as of April 18, 2016

4.3	Form of Special Warrant

10.1	Common Stock and Warrant Purchase Agreement, dated as of April 18, 2016, between AudioEye, Inc., and the other parties named therein

10.2	First Amendment to Note and Warrant Purchase Agreement, dated as of April 18, 2016, between AudioEye, Inc. and Anthion Partners II, LLC

99.1	Press Release dated April 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 19, 2016		AUDIOEYE, INC.

	By:	/s/ Todd Bankofier
Todd Bankofier, Chief Executive Officer

INDEX TO EXHIBITS

Exhibits	Description
4.1	Form of Warrant
4.2	Omnibus Amendment to Secured Convertible Promissory Notes, dated as of April 18, 2016
4.3	Form of Special Warrant
10.1	Common Stock and Warrant Purchase Agreement, dated as of April 18, 2016, between AudioEye, Inc., and the other parties named therein
10.2	First Amendment to Note and Warrant Purchase Agreement, dated as of April 18, 2016, between AudioEye, Inc. and Anthion Partners II, LLC
99.1	Press Release dated April 19, 2016